EXHIBIT 99.(10)(A)

Sutherland	1275 Pennsylvania Avenue, N.W.
Asbill &	Washington, D.C. 20004-2415
Brennan LLP	202.383.0100
fax 202.637.3593
ATTORNEYS AT LAW	www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

  April 29, 2004

The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VA-1
TIAA-CREF Life Insurance Company
File Nos. 333-61761 and 811-08963

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information as a part of post-effective amendment No. 10 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely, SUTHERLAND ASBILL & BRENNAN LLP
By:	/s/ Steven B. Boehm
Steven B. Boehm

Atlanta	■	Austin	■	New York	■	Tallahassee	■	Washington DC